EXHIBIT 12.1
PROLOGIS TRUST
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)


                                          Six Months Ended
                                              June 30,                              Year Ended December 31,
                                     -----------------------    --------------------------------------------------------------
                                        2001         2000          2000         1999         1998          1997        1996
                                     ---------    ----------    ----------    ---------    ---------    ---------   ----------
Net earnings from operations         $ 121,820    $  112,049    $  236,221    $ 161,570    $ 102,936    $  38,832   $   79,384
Add:
     Interest expense                   77,554        84,842       172,191      170,746       77,650       52,704       38,819
                                     ---------    ----------    ----------    ---------    ---------    ---------   ----------
Earnings as adjusted                 $ 199,374    $  196,891    $  408,412    $ 332,316    $ 180,586    $  91,536   $  118,203
                                     =========    ==========    ==========    =========    =========    =========   ==========

Fixed charges:
     Interest expense                $  77,554    $   84,842    $  172,191    $ 170,746    $  77,650    $  52,704   $   38,819
     Capitalized interest               17,052         8,446        18,549       15,980       19,173       18,365       16,138
                                     ---------    ----------    ----------    ---------    ---------    ---------   ----------
         Total fixed charges         $  94,606    $   93,288    $  190,740    $ 186,726    $  96,823    $  71,069   $   54,957
                                     =========    ==========    ==========    =========    =========    =========   ==========
Ratio of earnings, as adjusted
        to fixed charges                   2.1           2.1           2.1          1.8          1.9          1.3          2.2
                                     =========    ==========    ==========    =========    =========    =========   ==========





















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